Exhibit 99.1

TRANSACTION SYSTEMS ARCHITECTS INC	News Release
120 Broadway-Suite 3350
New York, NY 10271
646.348.6700
FAX 212.479.4000

For more information contact:

William J. Hoelting

Vice President, Investor Relations

402.390.8990

FOR IMMEDIATE RELEASE

Transaction Systems Architects, Inc. Announces Completion of Historical Option Review

(NEW YORK — March 16, 2007) — Transaction Systems Architects, Inc. (NASDAQ: TSAI) announced the completion of its previously announced voluntary review of historical stock option granting practices. With the completion of its internal review, the Company has indicated that a number of measurement date errors occurred in fiscal years 1995 to 2002 that will require non-cash stock-based compensation-related adjustments to prior period financial statements. Management currently estimates that the non-cash adjustments will aggregate approximately $17 million, pretax, substantially all of which will be reflected in adjustments to the Company’s financial statements for fiscal years 1995 to 2001.

While the Company has completed its internal review, the Company’s independent auditors have not concluded the audit of the Company’s financial statements for the fiscal year ending September 30, 2006, including the impact of the above stock-based compensation adjustments. As such, the foregoing amount is subject to change as a result of the audit. The Company presently expects that audit to be concluded, and the Company’s Annual Report on Form 10-K to be filed, on or about March 30, 2007.

The review found that the Company’s stock option granting practices prior to fiscal 2003 were subject to control weaknesses and other deficiencies. In a number of instances from 1995 through fiscal 2001, the Company’s then CFO, not the Compensation Committee, selected grant dates for options awards, using hindsight in selecting grant dates. Management’s consultations with Board members regarding option granting decisions during this period were not properly documented in all instances, and the record of Board action approving or ratifying option awards was, in a number of instances, inconsistent and incomplete. The review found no evidence of intentional misconduct.

No member of current senior management was involved in the historical option granting practices.

Under the accounting principles in effect during the periods prior to fiscal 2003, non-cash charges should have been recorded over the relevant option vesting periods to the extent that the prices of Company common stock on the actual measurement dates were higher than the prices on the previously recorded dates. Accordingly, the Company will restate its prior period financial statements to correct these errors in instances in which the NASDAQ closing market price on the revised measurement dates exceeded the closing market price on the original grant dates.

The Company presently expects to restate all such prior period financial statements in its fiscal 2006 Form 10-K report as well as the key findings of the stock options review. As a result of these additional charges, the Company will also be restating its consolidated balance sheet as of September 30, 2005, and related consolidated statements of operations, stockholders’ equity and cash flows for each of the fiscal years ended September 30, 2005 and 2004 and each of the quarters in fiscal year 2005 in its 2006 Annual Report on Form 10-K. These additional charges do not affect previously reported revenue or cash provided by operating activities. These restated financials may include other adjustments unrelated to stock option matters. The aggregate amount of these adjustments is not expected to exceed $1 million dollars over the period 1995 through the present.

The review was conducted under the direction of the Audit Committee of the Company’s Board of Directors by special independent counsel and forensic accountants, with assistance from the Company’s current management and regular outside counsel. The Company estimates that the aggregate cost of conducting the review and management’s analysis will be approximately $6 million, approximately $3 million of which was incurred in the Company’s fiscal quarter ended December 31, 2006, and approximately $3 million of which is or will be incurred in the Company’s fiscal quarter ended March 31, 2007.

As previously announced, the financial statements referred to in this press release are subject to restatements as herein described and should no longer be relied upon.

About Transaction Systems Architects, Inc.

Every second of every day, TSA solutions are at work processing electronic payments, managing risk, automating back office systems and providing application infrastructure services. TSA is a leading international provider of solutions for banking, retail and cross-industry systems. TSA serves more than 800 customers in 83 countries including many of the world’s largest financial institutions, retailers and payment processors. Visit Transaction Systems Architects at www.tsainc.com.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as the Company “believes,” “will,” “expects,” “looks forward to” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding (i) the amount of the pretax non-cash stock based compensation-related adjustments to prior period financial statements as a result of the Company’s voluntary review of historical stock options granting practices and (ii) the Company’s expected timing regarding the completion of the audit of its 2006 consolidated financial statements and the filing of its Annual Report on Form 10-K.

Although the Company’s voluntary review has been completed, the financial information contained in this press release is not final or complete and remains subject to change. None of this information has been audited or reviewed by the Company’s independent registered public accounting firm. In addition, none of this information takes into account any related tax effects, expenses or liabilities, including any possible disallowance of previous tax deductions. Accordingly, this financial information may change, possibly materially, based on the assessment of the tax impacts referred to above and the completion of the restatement of the Company’s historical financial statements, which will be audited by the Company’s independent registered public accounting firm. Because the restatement and related audit by the Company’s independent registered public accounting firm is not yet complete, the Company cannot assure you that it will be able to file its Annual Report on Form 10-K within the time period set forth in this press release.

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by the judgments and estimates underlying such assumptions or by known or unknown risks and uncertainties. These factors include, without limitation, the risk that additional information may arise from the completion of the audit of the Company’s financial statements for its 2006 fiscal year and subsequent events that would require the Company to make additional adjustments than those previously disclosed. Consequently, no forward-looking statement can be guaranteed. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in the Company’s filings with the Securities and Exchange Commission. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K filed on December 14, 2005, the Company’s Form 10-Q filed on February 9, 2006, the Company’s Form 10-Q filed on May 10, 2006, the Company’s Form 10-Q filed on August 9, 2006 and specifically the sections entitled “Factors That May Affect the Company’s Future Results or the Market Price of the Company’s Common Stock.”

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